                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          WILMINGTON TRUST CORPORATION
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware                                                51-0328154
--------------------------------------------------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

Rodney Square North
1100 North Market Street
Wilmington, Delaware                                          19890
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)

                               Thrift Savings Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                              Gerard A. Chamberlain
                     Vice President and Assistant Secretary
                          Wilmington Trust Corporation
                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (302) 651-1268
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
Title of securities   Amount              Proposed maximum     Proposed maximum     Amount of
to be registered      to be registered    offering             aggregate            registration
                                          price                offering price (2)   Fee (2)
                                          per unit (2)
Common Stock,
par value
$1.00 per share          1,000,000 (1)    $33.10               $33,100,000.00       $3,895.87
------------------------------------------------------------------------------------------------

      (1) Represents the shares of common stock issuable by the registrant under the above-referenced plan.

      (2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per unit of common stock is based upon $33.10, the average of the high and low sale prices of the registrant's common stock on the New York Stock Exchange on April 18, 2005.

            In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, as well as securities issued in connection with stock dividends the registrant may pay on these and other securities from time to time. Pursuant to Rule 457(h)(2), no separate registration fee is due.

PROSPECTUS

                          WILMINGTON TRUST CORPORATION

                        1,000,000 SHARES OF COMMON STOCK

      This prospectus cover the issuance to employees of the registrant, Wilmington Trust Corporation ("WTC"), or its subsidiaries of up to 1,000,000 shares of WTC's common stock pursuant to our Thrift Savings Plan (the "Plan").

      This Registration Statement incorporates by reference Registration Statement No. 33-43675 WTC filed with the Securities and Exchange Commission (the "SEC") on October 31, 1991, and Registration Statement No. 333-69479 WTC filed with the SEC on December 22, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which we have filed with the SEC, are incorporated herein by reference:

      1.    Annual Report on Form 10-K for the year ended December 31, 2004;

      2. Annual Report on Form 11-K for the Thrift Savings Plan (the "Plan") for the year ended December 31, 2004;

      3. Current Reports on Form 8-K dated January 21, 2005, and February 23, 2005;

      4. The description of our common stock contained on pages 27 through 29 of the proxy statement of Wilmington Trust Company dated May 2, 1991; and

      5. The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A/A filed on December 22, 2004.

All reports and other documents we subsequently file pursuant to Sections 12, 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to filing a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, are deemed to be incorporated by reference in and to be a part of this Prospectus from the date of filing those reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in the Registration Statement or in any other document subsequently filed that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. Any statement so modified or superseded is not deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Gerard A. Chamberlain, Esquire, Philadelphia, Pennsylvania, has passed upon the validity of our common stock offered hereby. Mr. Chamberlain is an officer and employee of Wilmington Trust Company, all of whose stock is owned by WTC and an officer of WTC and other of its subsidiaries. Mr. Chamberlain owns WTC stock or options for WTC stock with an aggregate market value in excess of $50,000.

Michael A. DiGregorio, Esquire, Springfield, Pennsylvania, has passed upon the Plan's compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Mr. DiGregorio is an officer and employee of Wilmington Trust Company and an officer of WTC and other of its subsidiaries. Mr. DiGregorio owns WTC stock or options for WTC stock with an aggregate market value in excess of $50,000.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Restated Certificate of Incorporation provides that a director will not be liable to WTC or its stockholders for monetary damages for breach of fiduciary duty as a director, unless that limitation on liability is not permitted under Delaware's General Corporation Law. Our Bylaws provide that we will indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our director, or is or was serving at our written request as a director, officer, employee, or agent of another entity that is not us or one of our subsidiaries, and may indemnify any officer of us or any of our subsidiaries, against liability that person suffers and expenses that person incurs. We must indemnify a person in connection with a proceeding that person initiates only if our Board of Directors authorized that proceeding.

Section 145 of Delaware's General Corporation Law provides that a corporation may indemnify its officers, directors, employees, and agents (or persons who served, at the corporation's request, as officers, directors, employees, or agents of another corporation) against expenses they incur in defending any action as a result of being a director, officer, employee, or agent if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests. In the case of any criminal action or proceeding, the individual must have had no reason to believe his or her conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                            Exhibit
-------                           -------
5.1      Opinion of counsel as to legality of registrant's common stock

5.2      Opinion of counsel as to Plan's compliance with ERISA

23.1     Consent of Gerard A. Chamberlain, Esquire (included in Exhibit 5.1)

23.2     Consent of Michael A. DiGregorio, Esquire (included in Exhibit 5.2)

23.3     Consent of KPMG LLP

24       Power of Attorney of Directors and Officers

            of the Registrant (included on the signature pages of this registration statement)

ITEM 9. UNDERTAKINGS.

            WTC hereby undertakes:

        (a) (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on April 21, 2005.

                                           WILMINGTON TRUST CORPORATION

                                           By: /s/ Ted T. Cecala
                                               -------------------------
                                               Ted T. Cecala,
                                               Chairman of the Board and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. DiGregorio and/or Gerard A. Chamberlain his or her true and lawful attorney(s)-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorney(s)-in-fact and agent(s), or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                             /s/ Ted T. Cecala
                                             -----------------------------------
                                             Ted T. Cecala
                                             Director, Chairman of the Board,
                                             and Chief Executive Officer

                                             (Date) April 21, 2005

                                             /s/ Robert V.A. Harra Jr.
                                             -----------------------------------
                                             Robert V.A. Harra Jr.
                                             Director, President, and
                                             Chief Operating Officer

                                             (Date) April 21, 2005

                                             /s/ David R. Gibson
                                             -----------------------------------
                                             David R. Gibson
                                             Executive Vice President, Chief
                                             Financial Officer, and member of
                                             Benefits Administration Committee
                                             (Principal Financial Officer)

                                             (Date) April 21, 2005

                                             /s/ Gerald F. Sopp
                                             -----------------------------------
                                             Gerald F. Sopp
                                             Controller and member of Benefits
                                             Administration Committee
                                             (Principal Accounting Officer)

                                             (Date) April 21, 2005

                                             /s/ Carolyn S. Burger
                                             -----------------------------------
                                             Carolyn S. Burger
                                             Director

                                             (Date) April 21, 2005

                                             /s/ Richard R. Collins
                                             -----------------------------------
                                             Richard R. Collins
                                             Director

                                             (Date) April 21, 2005

                                             /s/ Charles S. Crompton Jr.
                                             -----------------------------------
                                             Charles S. Crompton Jr.
                                             Director

                                             (Date) April 21, 2005

                                             /s/ R. Keith Elliott
                                             -----------------------------------
                                             R. Keith Elliott
                                             Director

                                             (Date) April 21, 2005

                                             /s/ Gailen Krug
                                             -----------------------------------
                                             Gailen Krug
                                             Director

                                             (Date) April 21, 2005

                                             /s/ Rex L. Mears
                                             -----------------------------------
                                             Rex L. Mears
                                             Director

                                             (Date) April 21, 2005

                                             /s/ Hugh E. Miller
                                             -----------------------------------
                                             Hugh E. Miller
                                             Director

                                             (Date) April 21, 2005


                                             -----------------------------------
                                             Stacey J. Mobley
                                             Director

                                             (Date) April 21, 2005

                                             /s/ David P. Roselle
                                             -----------------------------------
                                             David P. Roselle
                                             Director

                                             (Date) April 21, 2005

                                             /s/ H. Rodney Sharp III
                                             -----------------------------------
                                             H. Rodney Sharp III
                                             Director

                                             (Date) April 21, 2005

                                             /s/ Thomas P. Sweeney
                                             -----------------------------------
                                             Thomas P. Sweeney
                                             Director

                                             (Date) April 21, 2005

                                             /s/ Robert W. Tunnell Jr.
                                             -----------------------------------
                                             Robert W. Tunnell Jr.
                                             Director

                                             (Date) April 21, 2005

                                   SIGNATURES

THE PLAN.

Pursuant to the requirements of the Securities Exchange Act of 1934, the following additional individuals who are members of WTC's Benefits Administration Committee have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on April 21, 2005.

                                                 /s/ Peter W. Atwater
                                                 _________________________(SEAL)
                                                 Peter W. Atwater


                                                 /s/ Rebecca A. DePorte
                                                 _________________________(SEAL)
                                                 Rebecca A. DePorte


                                                 /s/ Michael A. DiGregorio
                                                 _________________________(SEAL)
                                                 Michael A. DiGregorio


                                                 /s/ William J. Farrell II
                                                 _________________________(SEAL)
                                                 William J. Farrell II


                                                 /s/ I. Gail Howard
                                                 _________________________(SEAL)
                                                 I. Gail Howard


                                                 /s/ Diane M. Sparks
                                                 _________________________(SEAL)
                                                 Diane M. Sparks

                                  EXHIBIT INDEX

Exhibit
Number            Exhibit
5.1               Opinion of counsel as to legality of registrant's common stock

5.2               Opinion of counsel as to Plan's compliance with ERISA

23.1              Consent of Gerard A. Chamberlain, Esquire
                  (included in Exhibit 5.1)

23.2              Consent of Michael A. DiGregorio, Esquire
                  (included in Exhibit 5.2)

23.3              Consent of KPMG LLP

24                Power of Attorney of Directors and Officers
                  of the Registrant (included on the signature pages of this registration statement)